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                                                  EXHIBIT 11



                      SEWARD & KISSEL
                    1200 G Street, N.W.
                   Washington, DC 20005

                Telephone:  (202) 737-8833
                Facsimile:  (202) 737-5184



                                  February 6, 1996


Norwest Advantage Funds
Two Portland Square
Portland, Maine  04101

Ladies and Gentlemen:

         We have acted as counsel to the Norwest Advantage Funds, a Delaware business trust (the "Trust"), in connection with the following transactions pursuant to a Plan of Reorganization and Liquidation (the "Plan") approved by the Board of Trustees of the Trust: (i) the transfer of all the assets of Adjustable U.S. Government Reserve Fund of the Trust in exchange for shares of Stable Income Fund of the Trust and the assumption by Stable Income Fund of all the liabilities of Adjustable U.S. Government Reserve Fund, and the distribution of such shares to shareholders of Adjustable U.S. Government Reserve Fund in liquidation of Adjustable U.S. Government Reserve Fund; (ii) the transfer of all the assets of Government Income Fund of the Trust in exchange for shares of Intermediate U.S. Government Fund of the Trust and the assumption by Intermediate U.S. Government Fund of all the liabilities of Government Income Fund, and the distribution of such shares to shareholders of Government Income Fund in liquidation of Government Income Fund; and (iii) the transfer of all the assets of Income Stock Fund of the Trust in exchange for shares of Income Equity Fund of the Trust and the assumption by Income Equity Fund of all the liabilities of Income Stock Fund, and the distribution of such shares to shareholders of Income Stock Fund in liquidation of Income Stock Fund.

         We have examined the Trust Instrument and Bylaws of the Trust, its Registration Statement on Form N-14 in which this opinion letter is included as an exhibit (the
"Registration Statement") and the Plan in the form approved



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by the Board of Trustees of the Trust.  We have also
examined and relied upon a certificate of the Secretary of State of the State of Delaware to the effect that the Trust is duly formed and existing under the laws of the State of Delaware and in good standing in the State of Delaware.

         In addition, we have examined and relied upon a certificate of the Secretary of the Trust certifying that the Plan presented to us is substantially in the form approved by the Board of Trustees of the Trust and further certifying the resolutions of the Board of Trustees of the Trust approving the Plan and authorizing the issuance of the A Shares, B Shares and I Shares (the "Shares") of Stable Income Fund, Intermediate U.S. Government Fund and Income Equity Fund (collectively, the "Acquiring Funds") pursuant to the Plan. We have also examined and relied upon such records of the Trust and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion and so advise you that:

    1. The Trust is validly existing as a business trust in good standing under the laws of the State of Delaware;
and

    2. The Shares of the Acquiring Funds to be issued in accordance with the terms of the Plan, when so issued, will constitute validly issued, fully paid and nonassessable shares under the laws of the State of Delaware.

         We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the captions "Summary - Tax Consequences of the Transaction" and "Information About the Transaction - Federal Income Tax Consequences of the Transaction" in the Prospectus/Proxy Statement included in the Registration Statement, and under the caption "Other Information - Counsel and Auditors" contained in both the Statement of Additional Information of the Acquiring Funds offering A Shares and B Shares dated March 1, 1996 and the Statement of Additional Information of the Acquiring Funds offering I Shares dated March 1, 1996, also included in the Registration Statement.




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         Please be advised that we are opining as set forth above
as members of the bars of the State of New York and the District of Columbia. This opinion does not extend to the securities or "blue sky" laws of any state.

                             Very truly yours,

                             /s/ SEWARD & KISSEL













































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